Exhibit 10.5
MODIFICATION AGREEMENT
     THIS MODIFICATION AGREEMENT effective as of 4:00 p.m. (Baltimore time) on June 30, 2006 (this “Agreement”) is made by and among MANUFACTURERS AND TRADERS TRUST COMPANY (the “Bank”), UNITED TOTE COMPANY (the “Borrower”), and YOUBET.COM, INC. (“Youbet”), and UT GAMING, INC. (“UT Gaming” and together with Youbet, collectively, the “Guarantors” and individually, a “Guarantor”).
RECITALS
     A. Pursuant to a Credit Agreement dated September 5, 2003 (the “Closing Date”), the Bank made available to the Borrower (a) an equipment line of credit in the original maximum principal amount of $5,000,000 (the “Equipment Line of Credit”), (b) a revolving credit facility in the original maximum principal amount of $2,000,000 (the “Revolving Credit Facility”), and (c) a term loan in the original principal amount of $580,000 (the “Term Loan”, which together with the Equipment Line of Credit and the Revolving Credit Facility are hereinafter referred to as the “Credit Facilities”) (such credit agreement, as the same may from time to time be amended, restated, supplemented, or otherwise modified, is hereinafter called the “Credit Agreement”). Pursuant to a First Amendment to Credit Agreement dated as of April 23, 2004 (the “First Amendment”), a Second Amendment to Credit Agreement dated as of June 13, 2005 (the “Second Amendment”), and a Third Amendment to Credit Agreement dated as of August 22, 2005, (the “Third Amendment”), the Bank and the Borrower have previously agreed, among other things, to temporarily increase the maximum amount of the Revolving Credit Facility to $3,000,000, to increase the maximum principal amount of the Equipment Line of Credit to $15,500,000, and to amend certain other terms and conditions of the Credit Agreement.
     B. Pursuant to the terms of the Credit Agreement, the Bank’s obligation to make loans under the Equipment Line of Credit (each, an “Equipment Loan”) terminated on September 5, 2005. The Borrower’s obligation to repay each Equipment Loan, together with interest thereon, is evidenced by a separate promissory note in the principal amount of the applicable Equipment Loan and made payable to the order of the Bank (each such promissory note, as the same may from time to time be amended, restated, supplemented or otherwise modified, being herein called an “Equipment Note”). The Borrower’s obligation to repay all sums advanced to it from time to time under the Revolving Credit Facility, together with interest thereon, is evidenced by the Borrower’s First Amended and Restated Revolving Credit Note dated April 23, 2004, in the principal amount of $3,000,000 and made payable to the order of the Bank (as the same may from time to time be renewed, extended, modified, amended, replaced or restated, the “Revolving Credit Note”). The Borrower’s obligation to repay the Term Loan, with interest, is evidenced by the Borrower’s Libor Term Note dated the Closing Date in the principal amount of $580,000 and made payable to the order of the Bank (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Term Note”). The Equipment Notes, the Revolving Credit Note and the Term Note are sometimes hereinafter called collectively, the “Notes”).

     C. Subsequent thereto, the parties entered into an ISDA Master Agreement dated as of March 24, 2005, to effectuate one or more interest rate hedging agreements (the “ISDA Master Agreement”). As of the date hereof, there is one Transaction (as defined therein) outstanding.
     D. To induce the Bank to make the Credit Facilities and other financial accommodations available to the Borrower, the Guarantors agreed to unconditionally and irrevocably guarantee the repayment in full of all sums due by the Borrower to the Bank, pursuant to (a) a Continuing Guaranty dated February 9, 2006 from Youbet, Inc to the Bank, and (b) a Continuing Guaranty dated February 9, 2006 from UT Gaming, Inc. to the Bank (such guaranties, as the same may from time to time be amended, restated, supplemented, or otherwise modified, being hereinafter called collectively the “Guaranties”).
     E. The Borrower’s obligations in connection with the Credit Facilities are secured by, among other things, the collateral (collectively, the “Collateral”) granted and described in (a) that certain General Security Agreement dated as of the Closing Date from the Borrower to the Bank (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the “Security Agreement”), (b) that certain Securities Pledge Agreement dated as of the Closing Date from the Borrower, United Tote Canada, Inc., and Dynatote of Pennsylvania, Inc. (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the “Securities Pledge Agreement”), (c) that certain Trademark Security Agreement dated as of the Closing Date from the Borrower to the Bank (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the “Trademark Security Agreement”) and (d) that certain Mortgage dated as of the Closing Date from the Borrower to the Bank (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the “Mortgage”).
     F. As used herein, the term “Transaction Documents” means, collectively, the Credit Agreement, the Notes, the ISDA Master Agreement and all Confirmations executed pursuant thereto, the Guaranties, the Security Agreement, the Securities Pledge Agreement, the Trademark Security Agreement, the Mortgage, and all other documents now or hereafter executed and delivered to evidence, secure, or guarantee, or in connection with, any or all of the Credit Facilities, and the term “Obligations” means the unpaid principal balance of each of the Credit Facilities, together with all accrued and unpaid interest thereon and all of the other obligations owed by the Borrower to the Bank under and pursuant to the Transaction Documents.
     G. Pursuant to Section 8 of the Credit Agreement, the Borrower agreed to comply with and be bound by certain financial covenants set forth therein.
     H. Pursuant to Section 9 of the Credit Agreement, the parties agreed that any of the following events or conditions, among others, shall constitute an “Event of Default” thereunder:
(i)	default, breach, failure or violation by the Borrower in the performance, observance or compliance with any covenant, obligation, term or condition contained in Section 7 or Section 8 of the Credit Agreement; and

(ii)	the occurrence of a “Change of Control” with respect to the Borrower.
As set forth in the Credit Agreement, “Change of Control” means “with respect to any person, (i) a merger, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which the stockholders, managers, partners, owners or interest holders immediately prior to such transaction or series of transactions receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any affiliate thereof, and as a result thereof, persons who, individually or in the aggregate, were holders of 50% or more of its voting stock, securities or equity, partnership or ownership interests immediately prior to such transaction or series of transactions hold less than 50% of the voting stock, securities or other equity, partnership or ownership interests of the resulting or surviving entity, or such affiliate thereof, calculated on a fully diluted basis, or (ii) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of such person’s assets.”
     I. On or about November 30, 2005, the Borrower, UT Group, LLC (the former shareholder of the Borrower), Youbet and UT Gaming entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which UT Gaming agreed to purchase from UT Group, LLC 100% of the Borrower’s outstanding capital stock. On February 10, 2006, the parties consummated said sale (the “Change of Control Date”).
     J. Prior to the Change of Control Date, the Borrower notified the Bank of the intended sale of its stock, and, notwithstanding the fact that such sale would constitute a “Change of Control” thereby giving rise to an Event of Default, requested that the Bank temporarily forbear from exercising its various rights and remedies as a result of the occurrence of such Event of Default (the “Acknowledged Default”).
     K. On February 9, 2006, the Bank, by a letter agreement with the Obligors, agreed to forbear until April 30, 2006 (the “Original Forbearance Period”) from exercising its various rights and remedies as a result of the Acknowledged Default or any Event of Default arising as a result of a breach of Section 8 of the Credit Agreement.
     L. Pursuant to Section 6 of the Credit Agreement, the Borrower is required to deliver to the Bank each quarter a quarterly compliance certificate signed by the Borrower’s chief financial officer or such other person responsible for the financial management of the Borrower, (A) setting forth the computation required to establish the Borrower’s compliance with each financial covenant during such period, (B) stating that the signer of the certificate has reviewed the Credit Agreement and the operations and conditions (financial or other) of the Borrower during the relevant period, and (C) stating that no Event of Default has occurred during this period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Borrower has taken with respect thereto.
     M. To date, the Bank has yet to receive the quarterly compliance certificate due from the Borrower with respect to the quarterly period ending March 31, 2006 (the “Additional Known Default”).

     N. On April 19, 2006, the Bank issued a letter to Youbet wherein the Bank agreed to extend the Original Forbearance Period through June 30, 2006 (the Original Forbearance Period, as extended thereby, the “Forbearance Period”).
     O. The Bank asserts that certain other events of default have occurred under certain of the covenants contained in the Credit Agreement, all as more particularly identified in that certain letter dated May 22, 2006 from the Bank to the Borrower, such additional defaults, together with (i) any additional existing events of default under Section 6(a)(i), 6(a)(ii), 6(a)(iii), 6(e), 6(f), 8(a), and Additional Financial Covenants (§8) of the Credit Agreement, (ii) the Acknowledged Default and Additional Known Default being hereinafter referred to as the “Existing Defaults”).
     P. Upon expiration of the Forbearance Period, absent further agreement, the Bank has the right to pursue its various rights and remedies under the Transaction Documents.
     Q. Borrower and the Guarantors (hereinafter collectively referred to as the “Obligors”) have now requested that the Bank, among other things, (a) waive the Existing Defaults and, (b) modify certain other terms and conditions of the Transaction Documents. The Bank is willing to grant the Obligors’ request, subject to the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and of the representations and mutual agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS; EFFECTIVE DATE
     Section 1.1. Defined Terms. Capitalized terms used herein and in the Preamble shall have the meanings given to such terms in the Recitals. All other capitalized terms used herein and not defined shall have the meanings given to such terms in the Credit Agreement.
     Section 1.2. Effective Date. This Agreement shall become effective as of 4:00 p.m. (Baltimore time) on June 30, 2006 (referred to herein as the “Effective Date”) if and only if Obligors shall not have indefeasibly satisfied in full all Obligations prior to that time.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     Section 2.1. Acknowledgments of the Borrower. The Borrower hereby acknowledges that:
          a. The Recitals set forth above are true and complete in all respects and are incorporated by reference herein.

          b. As of the date hereof, by virtue of the Acknowledged Default and Additional Known Default, the Borrower is currently in default of its Obligations under one or more of the Transaction Documents.
          c. As of June 20, 2006, the Borrower owed the Bank, (i) pursuant to the terms of the Equipment Notes, $11,404,802.95, consisting of $11,369,309.61 in principal, $35,493.34 in accrued but unpaid interest, plus fees, costs and other expenses, (ii) pursuant to the terms of the Revolving Credit Note, $1,327,767.97, consisting of $1,320,992.12 in principal, $6,775.85 in accrued but unpaid interest, plus fees, costs and other expenses and (iii) pursuant to the terms of the Term Note, $501,931.76, consisting of $500,249.89 in principal, $1,681.87 in accrued but unpaid interest, plus fees, costs and other expenses.
          d. The Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Bank or any past, present or future agent, attorney, legal representative, predecessor-in-interest, affiliate, successor, assign, employee, director or officer of the Bank (collectively, the “Bank Group”), directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the Obligations or any of the terms or conditions of the Transaction Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with the Obligations or any of the Transaction Documents; TO THE EXTENT ANY SUCH DEFENSES, AFFIRMATIVE OR OTHERWISE, RIGHTS OF SETOFF, RIGHTS OF RECOUPMENT, CLAIMS, COUNTERCLAIMS, ACTIONS OR CAUSES OF ACTION EXIST, SUCH DEFENSES, RIGHTS, CLAIMS, COUNTERCLAIMS, ACTIONS AND CAUSES OF ACTION ARE HEREBY FOREVER WAIVED, DISCHARGED AND RELEASED.
          e. The Borrower has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze and discuss all terms and conditions of this Agreement and all factual and legal matters relevant hereto with counsel freely and independently chosen by them. The Borrower further acknowledges that it has actively and with full understanding participated in the negotiation of this Agreement after consultation and review with its counsel and that this Agreement has been negotiated, prepared and executed without fraud, duress, undue influence or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party to this Agreement.
          f. As of the date hereof, there are no proceedings or investigations pending or, so far as the Borrower knows, threatened against the Borrower, before any court or arbitrator or any governmental, administrative or other judicial authority or agency, in each case, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms or conditions of this Agreement.

          g. There is no statute, rule, regulation, order or judgment, no charter, by-law, operating agreement, or preference stock provision of the Borrower, and no provision of any mortgage, indenture, contract or other agreement binding on the Borrower or any of its properties which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms or conditions of this Agreement.
          h. The Borrower has not, voluntarily or involuntarily, granted any liens or security interests to any creditor not previously disclosed to the Bank in writing on or before the date of this Agreement or otherwise taken any action or failed to take any action which could or would impair, change, jeopardize or otherwise adversely affect the priority, perfection, validity or enforceability of any liens or securing interests securing all or any portion of the Obligations or the priority or validity of the Bank’s claims with respect to the Obligations relative to any other creditor of the Borrower.
          i. The Borrower has the full legal right, power and authority to enter into and perform its obligations under this Agreement and any other documents executed in connection herewith (collectively, the “Modification Documents”), and the execution and delivery of this Agreement and the other Modification Documents by the Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby and performance of its obligations hereunder and thereunder have been duly authorized by all appropriate action (corporate or otherwise).
          j. This Agreement and each of the other Modification Documents to which the Borrower is party constitutes the valid, binding and enforceable agreement of the Borrower, enforceable against the Borrower in accordance with the terms thereof.
     Section 2.2. Acknowledgments of the Guarantors. The Guarantors hereby acknowledge that:
          a. The Recitals set forth above are true and complete in all respects and incorporated by reference herein.
          b. As of the date hereof, by virtue of the Acknowledged Defaults and Additional Known Default, the Guarantors are currently in default of their Obligations under the Transaction Documents.
          c. The Guarantors acknowledge that they have no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Bank or any of the Bank Group, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the Obligations or any of the terms or conditions of the Transaction Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with the Obligations or any of the Transaction Documents; TO THE EXTENT ANY SUCH DEFENSES,

AFFIRMATIVE OR OTHERWISE, RIGHTS OF SETOFF, RIGHTS OF RECOUPMENT, CLAIMS, COUNTERCLAIMS, ACTIONS OR CAUSES OF ACTION EXIST, SUCH DEFENSES, RIGHTS, CLAIMS, COUNTERCLAIMS, ACTIONS AND CAUSES OF ACTION ARE HEREBY FOREVER WAIVED, DISCHARGED AND RELEASED.
          d. The Guarantors have freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze and discuss all terms and conditions of this Agreement and all factual and legal matters relevant hereto with counsel freely and independently chosen by the Guarantors. The Guarantors further acknowledge that they have actively and with full understanding participated in the negotiation of this Agreement after consultation and review with their counsel and that this Agreement has been negotiated, prepared and executed without fraud, duress, undue influence or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party to this Agreement.
          e. As of the date hereof, there are no proceedings or investigations pending or, so far as any Guarantor knows, threatened against any Guarantor, before any court or arbitrator or any governmental, administrative or other judicial authority or agency, in each case, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms or conditions of this Agreement.
          f. There is no statute, rule, regulation, order or judgment, no charter , bylaw, or preference stock provision, and no provision of any mortgage, indenture, contract or other agreement binding on any Guarantor or any of its or their properties which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms or conditions of this Agreement.
          g. No Guarantor has, voluntarily or involuntarily, granted any liens or security interests to any creditor not previously disclosed to the Bank in writing on or before the date of this Agreement or otherwise taken any action or failed to take any action which could or would impair, change, jeopardize or otherwise adversely affect the priority, perfection, validity or enforceability of any liens or securing interests securing all or any portion of the Obligations or the priority or validity of the Bank’s claims with respect to the Obligations relative to any other creditor of any of the Guarantors.
          h. The Guarantors have the full legal right, power and authority to enter into and perform their obligations under this Agreement and any other Modification Documents, and the execution and delivery of this Agreement and the other Modification Documents by the Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby and performance of its obligations hereunder and thereunder have been duly authorized by all appropriate action (corporate or otherwise).
          i. This Agreement constitutes the valid, binding and enforceable agreement of each Guarantor, enforceable against each Guarantor, in accordance with its terms.

ARTICLE III
COVENANTS AND AMENDMENTS
     In consideration of the Bank’s agreement to enter into this Agreement, the Obligors hereby agree with the Bank as follows:
     Section 3.1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
          a. The definition of “Maturity Date” set forth in Section 1(cc) thereof is hereby deleted in its entirety, and the following inserted in lieu thereof:
               “cc. “Maturity Date “ means August 31, 2006”.
          b. The third sentence of Section 2(f) is hereby deleted, and the following is inserted in lieu thereof:
“In addition, notwithstanding anything to the contrary contained herein or in the Equipment Notes, the Revolving Note or the Term Note (each, a “Note” and collectively, the “Notes”), immediately upon the occurrence of an Event of Default, the interest rate payable on each of the Notes shall automatically increase to the default rate provided in the applicable Note, or, if no such default rate is specified, to a rate equal to 2.5 percentage points above the otherwise applicable interest rate, and any judgment entered hereon or thereon or otherwise in connection with any amounts due hereunder shall bear interest at such default rate of interest.”
          c. The Section entitled “Additional Financial Covenants” in the Schedule to the Credit Agreement is hereby deleted in its entirety.
          d. Section 8A. is hereby deleted, and the following is hereby inserted in lieu thereof:
“A. The Borrower shall maintain Tangible Net Worth of not less than $7,600,000, as measured quarterly at the end of each quarter.”
          e. Section 9(a)(ii) is amended by deleting therefrom the words “which is not cured within fifteen (15) days of the date when the Borrower knew or should have known of such default”.

          f. The following paragraph is hereby added to the end of Section 9(b):
     CONFESSION OF JUDGMENT. AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, THE BORROWER HEREBY AUTHORIZES ANY ATTORNEY DESIGNATED BY THE BANK OR CLERK OF ANY COURT OF RECORD TO APPEAR FOR IT IN ANY COURT OF RECORD AND TO CONFESS JUDGMENT AGAINST IT WITHOUT PRIOR NOTICE OR A PRIOR HEARING, IN FAVOR OF THE BANK FOR AND IN THE AMOUNT OF THE PRINCIPAL BALANCE OF THE NOTES THEN OUTSTANDING PLUS INTEREST ACCRUED AND UNPAID THEREON, ALL OTHER AMOUNTS THEN DUE AND PAYABLE HEREUNDER, COSTS OF SUIT AND AN ATTORNEY’S FEE OF THE GREATER OF 10% OF SUCH SUMS OR $1,000 (BUT NOT TO EXCEED THE MAXIMUM AMOUNT PERMITTED BY APPLICABLE LAW). THE AUTHORITY AND POWER TO APPEAR FOR AND TO ENTER JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO. SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE BANK SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS NOTE SHALL BE A SUFFICIENT WARRANT. THE BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXCEPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED IN TRUST ON SUCH JUDGMENT THAT ACCRUE AT THE DEFAULT RATE.
     Section 3.2. Amendments to Equipment Notes. Each Equipment Line of Credit Term Note is hereby amended as follows:
          a. The definition of “Maturity Date” as set forth in Section 1.i. thereof is hereby deleted in its entirety, and the following inserted in lieu thereof.
               “i. “Maturity Date” is August 31, 2006”.

          b. Notwithstanding anything contained in Section 2.d. thereof to the contrary, the Note shall mature and all sums due thereunder shall be due and payable in full on the Maturity Date.
     Section 3.3. Amendments to Revolving Credit Note. The Revolving Credit Note is hereby amended as follows:
          a. The following paragraph is hereby added at the end of the Revolving Credit Note:
     11. CONFESSION OF JUDGMENT. AFTER MATURITY OF THIS NOTE (WHETHER BY ACCELERATION, DECLARATION, EXTENSION OR OTHERWISE), THE BORROWER HEREBY AUTHORIZES ANY ATTORNEY DESIGNATED BY THE BANK OR CLERK OF ANY COURT OF RECORD TO APPEAR FOR IT IN ANY COURT OF RECORD AND TO CONFESS JUDGMENT AGAINST IT WITHOUT PRIOR NOTICE OR A PRIOR HEARING, IN FAVOR OF THE BANK FOR AND IN THE AMOUNT OF THE PRINCIPAL BALANCE OF THIS NOTE THEN OUTSTANDING PLUS INTEREST ACCRUED AND UNPAID THEREON, ALL OTHER AMOUNTS THEN DUE AND PAYABLE HEREUNDER, COSTS OF SUIT AND AN ATTORNEY’S FEE OF THE GREATER OF 10% OF SUCH SUMS OR $1,000 (BUT NOT TO EXCEED THE MAXIMUM AMOUNT PERMITTED BY APPLICABLE LAW). THE AUTHORITY AND POWER TO APPEAR FOR AND TO ENTER JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO. SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE BANK SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS NOTE SHALL BE A SUFFICIENT WARRANT. THE BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXCEPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED IN TRUST ON SUCH JUDGMENT THAT ACCRUE AT THE DEFAULT RATE.

     Section 3.4. Amendments to Term Note. The Term Note is hereby amended as follows:
          a. Section 1(i) of the Term Note is hereby deleted in its entirety, and the following inserted in lieu thereof:
               “i. “Maturity Date” is August 31, 2006.”
          b. The following paragraph is hereby added at the end of the Term Note:
     12. CONFESSION OF JUDGMENT. AFTER MATURITY OF THIS NOTE (WHETHER BY ACCELERATION, DECLARATION, EXTENSION OR OTHERWISE), THE BORROWER HEREBY AUTHORIZES ANY ATTORNEY DESIGNATED BY THE BANK OR CLERK OF ANY COURT OF RECORD TO APPEAR FOR IT IN ANY COURT OF RECORD AND TO CONFESS JUDGMENT AGAINST IT WITHOUT PRIOR NOTICE OR A PRIOR HEARING, IN FAVOR OF THE BANK FOR AND IN THE AMOUNT OF THE PRINCIPAL BALANCE OF THIS NOTE THEN OUTSTANDING PLUS INTEREST ACCRUED AND UNPAID THEREON, ALL OTHER AMOUNTS THEN DUE AND PAYABLE HEREUNDER, COSTS OF SUIT AND AN ATTORNEY’S FEE OF 10% OF SUCH SUMS OR $1,000 (BUT NOT TO EXCEED THE MAXIMUM AMOUNT PERMITTED BY APPLICABLE LAW). THE AUTHORITY AND POWER TO APPEAR FOR AND TO ENTER JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO. SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE BANK SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS NOTE SHALL BE A SUFFICIENT WARRANT. THE BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXCEPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED IN TRUST ON SUCH JUDGMENT THAT ACCRUE AT THE DEFAULT RATE.

     Section 3.5. Covenants of the Obligors.
          a. Inspection. During the period from the date hereof until all Obligations have been repaid in full, the Borrower shall permit the Bank, by its representatives and agents, upon one day’s prior notice and during normal business hours, to perform inspections or field audits of any of the properties, books and financial records of the Borrower to examine and make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, the Borrower (or its representatives) at such reasonable times and intervals as the Bank may designate. In connection with the foregoing, the Bank and its representatives and agents, at the expense of the Borrower, shall have the right to (i) enter any business premises of the Borrower or any other premises where the Collateral and the records relating thereto may be located and to audit, appraise, examine and inspect the Borrower’s records and to make extracts therefrom and copies thereof, and (ii) verify under reasonable procedures the validity, amount, quality, quantity, value and condition of, and any other matter relating to Collateral, including contacting account debtors or any person possessing any of such Collateral. The Borrower shall pay all reasonable costs and expenses related to any field audits or inspections performed by or on behalf of the Bank.
          b. Equipment Line of Credit Facility; Strict Compliance with Transaction Documents. The Borrower acknowledges that the Bank is under no obligation to make any further advances under the Equipment Line of Credit. The Bank shall continue to make such advances under the Revolving Credit Facility, up to the maximum amount at any one time outstanding not to exceed the Revolver Borrowing Capacity (as defined in the Credit Agreement) subject to the terms and conditions set forth in the Credit Agreement, as amended, only so long as the Borrower shall be in strict compliance with the provisions of each of the Transaction Documents and no Event of Default (as defined in the Credit Agreement) or event which, with the passage of time or the giving of notice or both, shall have occurred and be continuing.
          c. Swap Agreements. If not previously instructed by the Borrower to do so, the Borrower hereby instructs the Bank to terminate all swap and other interest rate hedging agreements between the Bank and the Borrower with respect to, or executed in connection with, the Obligations. Any amounts owed to Borrower as a result of such termination shall be applied to the remaining balances due under one or more of the Equipment Notes (as selected by the Bank in its discretion), and any amount applied to repay any portion of any Equipment Note shall be applied to principal payments due under such Equipment Note in the inverse order of their maturity. The Borrower recognizes that all rights and obligations of the Bank and the Borrower under the ISDA Master Agreement and all Confirmations executed pursuant thereto are now cancelled and terminated and the Borrower hereby agrees not to make any claim against the Bank with respect to any obligations of the Bank arising and to be performed by it thereunder.
          d. Borrower’s DDA Account. The Bank shall be under no obligation to honor any presentments made on the Borrower’s DDA Account in the event there are either insufficient or unavailable funds to cover those items. In such event, such items will be dishonored and returned by the Bank with no liability to the Bank whatsoever.

          e. Modification Fee. To induce the Bank to enter into this Agreement, the Borrower has agreed to pay to the Bank a modification fee in the amount of $150,000 (the “Modification Fee”), which fee shall be deemed fully earned and non-refundable as of the Effective Date. One half of such Modification Fee shall be paid to the Bank by not later than 4:00 p.m., Baltimore time, on the Effective Date, and the remaining half of such Modification Fee shall be due and payable no later than 4:00 p.m. (Baltimore time) on August 1, 2006, unless the Obligations are repaid in full prior to such time.
          f. Additional Fees and Other Payments Due. On the date hereof, the Borrower shall (a) pay to the Bank all past-due payments of principal and/or interest, if any, and (b) pay to the Bank and to its counsel all Enforcement Costs due under Section 6.10(a) hereof. On the Effective Date, the Bank shall pay to the Bank $75,000 of the Modification Fee due on said date pursuant to Section 3.5(e) hereof.
          g. Commitment and Mandatory Prepayment. Unless the Borrower delivers to the Bank, prior to 12:00 p.m., Baltimore time, on July 31, 2006, an Acceptable Commitment (as hereinafter defined), the Borrower shall pay to the Bank, not later than 4:00 p.m., Baltimore time, on August 1, 2006, a mandatory prepayment in the amount of $500,000, which prepayment shall be applied to the Obligations in such order and manner as the Bank shall determine in its discretion. As used herein, the term “Acceptable Commitment” means a commitment letter from a bank or other financial institution acceptable to the Bank, committing to lend to the Borrower an amount sufficient to repay in full all of the Borrower’s Obligations, which commitment letter shall (1) contemplate a closing not later than August 31, 2006, and (2) be non-contingent except for ordinary and customary closing conditions.
ARTICLE IV
DEFAULT WAIVER PROVISIONS
     Section 4.1. Waiver. The Bank hereby agrees to waive the Existing Defaults. Nothing herein shall be construed to impair the Bank’s ability to exercise any available remedies with respect to (a) any future Event of Default, or (b) any existing Event of Default not previously identified in writing to the Bank.
     Section 4.2. Other Obligations. All of the Obligations under the Transaction Documents, except to the extent modified or altered by the terms of this Agreement, shall remain in full force and effect and unchanged.
ARTICLE V
RELEASES
     Section 5.1. Releases and Waivers.
          a. The Obligors hereby knowingly and voluntarily forever release, acquit and discharge the Bank and the Bank Group from and of any and all claims that the Bank or any member of the Bank Group is in any way responsible for the past, current or future condition or deterioration of the business operations and/or financial condition of the Obligors, and from and of any and all claims that the Bank or any member of the Bank Group breached any agreement to loan money, to execute and/or terminate a Rate Protection Transaction, or make other financial accommodations available to the Obligors or to fund any operations of the Borrower at any time. The Obligors also hereby knowingly and voluntarily forever release, acquit and discharge the Bank and the Bank Group, from and of any and all other claims, damages, losses, actions, counterclaims, suits, judgments, obligations, liabilities, defenses, affirmative defenses, setoffs, and demands of any kind or nature whatsoever, in law or in equity, whether presently known or unknown, which any of the Obligors may have had, or may now have (regardless of when asserted or brought), by reason of any matter, course or thing whatsoever relating to, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, begun, or otherwise related or connected to or with any or all of the Obligations, this Agreement, or any of the Transaction Documents, and/or any direct or indirect action or omission of the Bank and/or any of the Bank Group. The Obligors further agree that from and after the date hereof, they will not assert to any person or entity that any deterioration of the business operations or financial condition of the Obligors was caused by any breach or wrongful act of the Bank or any of the Bank Group which occurred prior to the date hereof.
          b. Upon the indefeasible payment in full of all sums due to the Bank and satisfaction of all of the Obligors’ other Obligations, the Bank shall, at the Obligors’ sole cost and expense, release its liens on all collateral pledged or given to secure said Obligations and, in connection therewith, forever release, acquit and discharge the Obligors from and of any and all other future claims, suits, actions, obligations and liabilities of any kind or nature whatsoever arising out of or relating to or due in connection with the Transaction Documents.
ARTICLE VI
MISCELLANEOUS
     Section 6.1. Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.
     Section 6.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective heirs, personal representatives, successors and assigns.
     Section 6.3. Time of Essence. Time is of the essence of this Agreement.
     Section 6.4. Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. The parties further agree that facsimile signatures shall be binding on all parties and have the same force and effect as original signatures.

     Section 6.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.
     Section 6.6. Severability. In case one or more provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall remain effective and binding and shall not be affected or impaired thereby.
     Section 6.7. Amendments. This Agreement may be amended, modified or supplemented only by written agreement signed by all parties hereto. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.
     Section 6.8. Entire Agreement. This Agreement, each of the documents to be executed pursuant to the terms hereof, and the Transaction Documents set forth the entire agreement and understanding of the parties hereto with respect to payment and performance of the Obligations, superseding all prior representations, understandings and agreements, whether written or oral.
     Section 6.9. Enforcement Costs. The Borrower agrees to pay to the Bank, on the date hereof (and, if incurred after the date hereof, to the Bank or as the Bank may direct, within 10 days after receipt of an invoice therefor), all unpaid out-of-pocket fees, costs and expenses incurred by or on behalf of the Bank in connection with (a) the original closing of the Credit Facilities, and the negotiation and execution of the Forbearance Agreement, (b) the preparation, negotiation, execution and delivery of this Agreement and any and all of the other documents related hereto, and (c) the enforcement, preservation, or collection of the Obligations and/or this Agreement, including, without limitation, reasonable attorneys fees and expenses, and recordation and filing fees and taxes (collectively, the “Enforcement Costs”). The Borrower agrees to pay directly to Ober, Kaler, Grimes & Shriver, the Bank’s counsel, on the date hereof, all fees and expenses incurred in connection with the events leading up to and the negotiation and execution of this Agreement and all of the other documents related hereto. If any such Enforcement Cost is not paid when due, the Bank is hereby authorized, in its sole discretion, (a) to make an advance to pay such Enforcement Costs, or (b) to offset the amount due against the Borrower’s Checking Account, (as defined in the Credit Agreement). Such Enforcement Costs shall be deemed to be part of the Obligations and be secured by all Collateral pledged to secure the Obligations.
     Section 6.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT (B) ANY OF THE OTHER DOCUMENTS EXECUTED BY THEM IN CONNECTION HEREWITH, (C) ANY OF THE OBLIGATIONS, AND/OR (D) ANY OF THE TRANSACTION DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

     THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES HERETO, AND EACH OF THE PARTIES HERETO HEREBY REPRESENT AND WARRANT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY NOTIFY OR NULLIFY ITS EFFECT. EACH OF THE PARTIES HERETO FURTHER REPRESENT THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
     Section 6.11. Termination of Automated Borrowing Functions. Anything herein or in the Credit Agreement or the other Transaction Documents to the contrary notwithstanding, the Borrower hereby agrees with the Bank that (a) the Borrower shall give the Bank not less than three (3) Business Days (and in all events by not later than 2:00 p.m., Baltimore time, on August 28, 2006) prior written notice of its intent to repay the Obligations and to terminate the Revolving Credit Facility; (b) three (3) Business Days prior to the termination of the Revolving Credit Facility, the Bank shall be entitled to terminate all automated borrowing functions, and (c) from and after the termination of said automated borrowing functions, the Bank shall be under no obligation to make any further advances to pay instruments presented against or to be presented against the Checking Account prior to the Maturity Date, and any further advances will be made (subject to all of the conditions precedent set forth in the Credit Agreement), only upon the Bank’s receipt of the Borrower’s written request therefore, such request to be received by the Bank not later than 2:00 p.m., Baltimore time, three (3) Business Days prior to the proposed payoff date with such advance to be effective as of the next Business Day.
     Section 6.12. No Novation. This Agreement is only an agreement amending certain provisions of the Transaction Documents. All of the provisions of the Transaction Documents are incorporated herein by reference and shall continue in full force and effect as amended hereby. The Obligors agrees that it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, any of the obligations, indebtedness and liabilities of any of the Obligors or any other party under the provisions of the Transaction Documents (as amended hereby).
[Signatures on Succeeding Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, as of the day and year first above written.

WITNESS:	MANUFACTURERS AND TRADERS TRUST COMPANY

/s/ Theresa E. Hardee	By:	/s/ Linda J. Weinberg	(SEAL)

Name: Linda J. Weinberg
Title: Administrative Vice President

UNITED TOTE COMPANY

/s/ Jae Yu	By:	/s/ Gary W. Sproule	(SEAL)

Name: Gary W. Sproule
Title: Chief Financial Officer

YOUBET.COM, INC

/s/ Jae Yu	By:	/s/ Gary W. Sproule	(SEAL)

Name: Gary W. Sproule
Title: Chief Financial Officer

UT GAMING, INC

/s/ Jae Yu	By:	/s/ Gary W. Sproule	(SEAL)

Name: Gary W. Sproule
Title: Chief Financial Officer